CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated December 22, 2021, relating to the financial statements and financial highlights, which appear in each Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 24, 2022

Appendix A

Fund Name

Invesco China Technology ETF

Invesco DWA Developed Markets Momentum ETF

Invesco DWA Emerging Markets Momentum ETF

Invesco Emerging Markets Sovereign Debt ETF

Invesco FTSE International Low Beta Equal Weight ETF

Invesco FTSE RAFI Developed Markets ex-U.S. ETF

Invesco FTSE RAFI Developed Markets ex-U.S. Small-Mid ETF

Invesco FTSE RAFI Emerging Markets ETF

Invesco Global Clean Energy ETF

Invesco Global Short Term High Yield Bond ETF

Invesco Global Water ETF

Invesco International BuyBack Achievers ETF

Invesco International Corporate Bond ETF

Invesco MSCI Global Timber ETF

Invesco MSCI Green Building ETF(a)

Invesco PureBeta 0-5 Yr US TIPS ETF

Invesco PureBeta FTSE Developed ex-North America ETF

Invesco PureBeta FTSE Emerging Markets ETF

Invesco S&P Emerging Markets Low Volatility ETF

Invesco S&P Emerging Markets Momentum ETF

Invesco S&P Global Water Index ETF

Invesco S&P International Developed High Dividend Low Volatility ETF

Invesco S&P International Developed Low Volatility ETF

Invesco S&P International Developed Momentum ETF

Invesco S&P International Developed Quality ETF

Invesco Alerian Galaxy Blockchain Users and Decentralized Commerce ETF(b)

Invesco Alerian Galaxy Crypto Economy ETF(b)

(a)	For the period April 22, 2021 (commencement of investment operations) through October 31, 2021
(b)	For the period October 7, 2021 (commencement of investment operations) through October 31, 2021